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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
RealNetworks, Inc.:


      We consent to incorporation by reference in the registration statements (Nos. 333-42579, 333-53127 and 333-63333) on Form S-8 of RealNetworks, Inc. of
our report dated January 25, 2000, relating to the consolidated balance sheets of RealNetworks, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive loss, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which report is included herein.


/s/ KPMG LLP

Seattle, Washington
February 4, 2000